SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 11, 2002

Northrop Grumman Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East, Los Angeles, California 90067		www.northropgrumman.com

(Address of Principal Executive Offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

Northrop Grumman Corporation, a Delaware corporation, entered into an Agreement and Plan of Merger dated as of June 30, 2002, by and among TRW Inc., an Ohio corporation, Northrop Grumman and Richmond Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Northrop Grumman. Pursuant to the merger agreement, on December 11, 2002, Richmond Acquisition Corp. was merged with and into TRW, with TRW surviving the merger as a wholly-owned subsidiary of Northrop Grumman.

At the effective time of the merger, each outstanding share of TRW common stock (other than shares held by dissenting shareholders and shares held by Northrop Grumman or TRW) automatically was converted into the right to receive 0.5357 shares of Northrop Grumman common stock. As provided in the merger agreement, the exchange ratio was determined by dividing $60.00 by the average of the reported closing sales prices of Northrop Grumman common stock on the New York Stock Exchange as reported in the Wall Street Journal for the five consecutive trading days ending on (and including) the second trading day prior to the effective time of the merger (December 11, 2002); provided, however, that in no event could the exchange ratio be greater than 0.5357 (i.e. $60.00/$112.00) or less than 0.4348 (i.e. $60.00/$138.00). The average of the closing sales prices of Northrop Grumman common stock during the period used to determine the exchange ratio was less than $112.00, and therefore the maximum exchange ratio of 0.5357 will be used to exchange shares of TRW common stock (including TRW restricted stock and restricted stock units) for Northrop Grumman common stock pursuant to the merger. TRW shareholders will receive cash in lieu of any fractional shares of Northrop Grumman common stock that otherwise would have been issued in the merger.

Pursuant to the merger agreement, each holder of TRW stock options, TRW restricted stock and TRW restricted stock units was entitled to elect to have those securities canceled by TRW in exchange for cash as described in the merger agreement, unless either Northrop Grumman or TRW reasonably determined that there was an undue risk that such an election could be deemed to be a tender offer for TRW common stock by TRW. Pursuant to cash election materials previously filed with the Commission and mailed to TRW option holders by TRW, each TRW option holder was offered a cash election right to elect to cancel their TRW stock options in exchange for cash at any time prior to the effective time of the merger. Holders of TRW restricted stock and restricted stock units were not afforded such a cash election right.

According to TRW, holders of approximately 8.4% of the outstanding TRW options exercised this cash election right, and an aggregate of approximately $13.567 million in cash is payable by TRW in cancellation of outstanding TRW options for which a valid cash election was made.

Pursuant to the merger agreement, all options to acquire TRW common stock as to which a valid cash election was not made and which were outstanding at the effective time of the merger were deemed assumed by Northrop Grumman and are now exercisable to acquire shares of Northrop Grumman common stock. The number of shares of Northrop Grumman common stock issuable upon exercise of assumed TRW options is equal to the number of shares of TRW common stock issuable upon exercise of the TRW option prior to the effective time of the merger multiplied by 0.5357, the exchange ratio for the merger. The exercise price for such assumed TRW options is equal to the exercise price in effect prior to the merger divided by 0.5357.

At the effective time of the merger, each share of TRW restricted stock and each TRW restricted stock unit then outstanding automatically vested, and all restrictions on those securities lapsed. Pursuant to the merger agreement, the holders of such securities will receive the number of shares of Northrop Grumman common stock which they would have received had they held an equivalent number of unrestricted shares of TRW common stock at the effective time (i.e. 0.5357 shares of Northrop Grumman common stock for each outstanding share of TRW restricted stock or restricted stock unit).

Based on the number of shares of TRW common stock, restricted stock and restricted stock units outstanding at the effective time of the merger and the number of TRW options outstanding at such time which were assumed by Northrop Grumman and are now exercisable to acquire Northrop Grumman common stock, Northrop Grumman anticipates that pursuant to the merger approximately 75.22 million shares of Northrop Grumman common stock will be issued in exchange for TRW common stock, restricted stock and restricted stock units and upon exercise of assumed TRW options.

In addition, at the effective time of the merger, each outstanding TRW stock appreciation right accelerated and was converted into the right to receive cash in the amount by which the value of the shares of TRW common stock subject to the stock appreciation right exceeded the exercise price for the shares of TRW common stock subject to the right. As provided in the merger agreement, the value of the underlying TRW common stock for this purpose was based on the average of the closing sale prices for a share of TRW common stock on the New York Stock Exchange for the five consecutive trading days ending on (and including) the second trading day before the closing date of the merger.

Also, pursuant to the merger agreement:

•
each outstanding TRW critical skills stock unit grant was amended or converted into a similar instrument of Northrop Grumman, with such adjustments to the terms and conditions of the grant as are appropriate to preserve the value inherent in the awards; and

•
each outstanding TRW strategic incentive program grant was cancelled in exchange for a lump sum cash payment equal to the value of the grant, assuming the maximum performance of all performance goals, except that 2001-2002 strategic incentive program grants were cashed-out at 50% of the maximum value of such grants, assuming all performance goals had been reached.

Other than cash paid in lieu of fractional shares, no cash was or will be paid by Northrop Grumman in connection with the merger, and any cash paid in cancellation or exchange for TRW securities pursuant to the merger agreement was or will be paid entirely by TRW out of cash amounts on hand. To Northrop Grumman’s knowledge, no loans or other financing agreements, arrangements or transactions were involved.

In the normal course of their business, Northrop Grumman and TRW are parties to transactions and agreements.

Dr. Ronald D. Sugar, President and Chief Operating Officer and a director of Northrop Grumman, owned 21,475 shares of TRW common stock as of November 4, 2002 as trustee of the Ronald D. Sugar Revocable Trust dated as of October 20, 1995. Dr. Sugar was employed by TRW through June 2000. In accordance with the terms of his employment with TRW, Dr. Sugar continues to receive annual payments from TRW relating to the TRW nonqualified 401(k) excess plan.

Except as described above or as disclosed in the joint proxy statement/prospectus dated November 4, 2002 filed as part of the Registration Statement on Form S-4 (file no. 333-83672, referred to as the “Registration Statement”), and supplemented by the additional disclosure materials dated November 25, 2002, no known material relationship exists between or among Northrop Grumman and TRW or their respective affiliates, directors or officers, or any associate of any such directors or officers. The terms of the merger are described in greater detail in the joint proxy statement/prospectus, as supplemented by the additional disclosure materials dated November 25, 2002, all of which were mailed to Northrop Grumman and TRW stockholders.

Northrop Grumman registered the shares of Northrop Grumman common stock to be issued in the merger under the Securities Act of 1933, as amended, pursuant to the Registration Statement, and Northrop Grumman caused those shares to be listed on the New York Stock Exchange and the Pacific Stock Exchange pursuant to subsequent listing applications filed with, and approved by, such exchanges.

Item 7.    Financial Statements and Exhibits

(a)  Financial Statements of the Business Acquired

The following financial statements of TRW and the related notes hereby are incorporated by reference to the Current Report on Form 8-K of TRW filed with the Commission by TRW on September 3, 2002 (which contains restated financial information of TRW with respect to the years ended December 31, 1999, 2000 and 2001 to give effect to the sale of TRW’s Aeronautical Systems business and the reporting of that business as discontinued operations):

•	Report of Independent Accountants;

•	Consolidated Balance Sheets at December 31, 2001 and 2000;

•	Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999;

•	Consolidated Statements of Changes in Shareholders Investment for the years ended December 31, 2001, 2000 and 1999; and

•	Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999.

The following financial statements of TRW and the related notes hereby are incorporated by reference from the Quarterly Report on Form 10-Q of TRW for the period ended September 30, 2002, filed with the Commission by TRW on November 6, 2002:

•	Consolidated Balance Sheets at September 30, 2002;

•	Consolidated Statements of Operations for the nine months ended September 30, 2002; and

•	Consolidated Statements of Cash Flows for the nine months ended September 30, 2002.

(b)  Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X in connection with the transaction reported on this current report on Form 8-K is not included herein. Such pro forma financial information will be filed no later than 60 days after the date this report must be filed, as permitted by section (a)(4) of Item 7 of Form 8-K.

(c)  Exhibits

2.1
Agreement and Plan of Merger dated as of June 30, 2002 by and among TRW Inc., Northrop Grumman Corporation and Richmond Acquisition Corp. (filed as Annex A to the Registration Statement on Form S-4 (file no. 333-83672) initially filed by Northrop Grumman with the Commission on March 4, 2002 and subsequently amended and supplemented), which document is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2002

NORTHROP GRUMMAN CORPORATION

By:	/s/ JOHN H. MULLAN
John H. Mullan Corporate Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of June 30, 2002 by and among TRW Inc., Northrop Grumman Corporation and Richmond Acquisition Corp. (filed as Annex A to the Registration Statement on Form S-4 (file no. 333-83672) initially filed by Northrop Grumman with the Commission on March 4, 2002 and subsequently amended and supplemented), which document is incorporated herein by reference.